                                                                   EXHIBIT 10.16


                                 PURCHASE AND SALE AGREEMENT
                                 ---------------------------


     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of September 27, 1999 by and between INTELLIGENT LIFE CORPORATION, a Florida corporation ("Buyer"), having an address at 11811 U.S. Highway One, Suite 101, North Palm Beach, Florida 33408, and WORKPLACE HOLDINGS, LTD., a Florida limited partnership ("Seller"), having an address at 222 Lakeview Avenue, 17th Floor, West Palm Beach, FL 33401.

                                 W I T N E S S E T H:
                                 --------------------

     A. Abacoa Development Company, a Delaware corporation ("Abacoa") is the developer of a planned community known as Abacoa (the "Abacoa Project") located on certain real property (which includes the real property referred to in this Agreement) in the Town of Jupiter, Florida ("Town");

     B. Seller intends to purchase from Abacoa certain real property comprising the "Workplace District" of the Abacoa Project;

     C. Buyer and WK3 Investors, Ltd., a Florida limited partnership ("WK3 Investors") that is an affiliate of Seller, have entered into a certain Lease Agreement of even date herewith (the "Initial Project Lease"), pursuant to which WK3 Investors will construct an office building, to be occupied by Buyer, on certain land within the Workplace District (the "Initial Project") which is also a portion of the "Workplace District" property to be purchased by Seller from Abacoa;

     D. Buyer has agreed to purchase from Seller, on the terms and conditions of this Agreement, a portion of the "Workplace District" adjacent to the land on which the Initial Project will be located in order to provide for the construction of a second building as expansion space for Buyer when needed:

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.   AGREEMENT TO SELL AND PURCHASE.   Conditioned on Seller acquiring title to
     ------------------------------
the "Property", Seller agrees to convey to Buyer, and Buyer agrees to purchase from Seller, for the price and upon and subject to the terms and conditions set forth herein, a parcel of real property located in Palm Beach County, Florida, containing approximately two and 15/100 (2.15) acres and shown on the sketch attached hereto as Exhibit 1(a) (the "Property"). The Property is a portion of Tract WK3 of Abacoa Plat No. 1, according to the plat thereof, as recorded in Plat Book 78, Pages 145 through 163 inclusive, Public Records of Palm Beach County, Florida. Seller shall deliver to Buyer the legal description for the Property within thirty (30) days after the date of this Agreement. Seller's obligations hereunder are expressly contingent upon Seller acquiring title to the Property. In the event Seller does not acquire title to the Property by December 31, 1999, this Agreement shall terminate, in which event the Deposit, together with all interest thereon, shall be refunded to Buyer, whereupon all obligations of the parties hereto shall cease and this Agreement shall be null and void and without recourse to the parties hereto except with respect to provisions hereof which specifically survive such termination.

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     2.  PURCHASE PRICE; DEPOSIT; ADJUSTMENTS; ESCROW.
         --------------------------------------------

     (a) Purchase Price:  The purchase price for the Property ("Purchase Price")
         --------------
shall be Six and 50/100 Dollars ($6.50) per square foot of the Property, which is equal to Six Hundred Eight Thousand Seven Hundred Fifty One and No/100 Dollars ($608,751.00) based on the estimate of two and 15/100 (2.15) acres. The actual Purchase Price shall be determined when the legal description of the Property has been finalized. The Purchase Price shall be payable as follows:

(i) A deposit (the "Deposit") in the amount of Sixty Thousand and No/100 Dollars ($60,000.00) shall be paid to Escrow Agent (as defined below) by Buyer, when the last party executes and delivers this Agreement, by wire transfer of immediately available federal funds and is to be delivered to Seller by Escrow Agent at the "Closing" (as hereinafter defined); and

       (ii) The balance of the Purchase Price, equal to Five Hundred Forty Eight Thousand Seven Hundred Fifty One and No/100 Dollars ($548,751.00), shall be paid by Buyer to Seller, subject to adjustments for the Property square footage and as otherwise provided for in this Agreement, by wire transfer of immediately available federal funds at Closing upon the delivery and acceptance of the Deed.

     (b)  Deposit.
          -------

       (i) The Deposit shall be held in an interest-bearing escrow account as provided in Section 2(d) below, subject to the terms of this Agreement, and shall be duly accounted for at Closing (as defined below). All interest on the Deposit is to be accounted for and accrue to the account of Buyer if the Closing occurs; or paid to Buyer if the Deposit (or any portion thereof) is returned to Buyer under the terms of this Agreement; or if Seller shall retain the Deposit under the provisions of Section 9(b) of this Agreement, then the entire amount of the interest shall be paid to Seller.

       (ii) The Deposit shall be refundable to Buyer only if Seller does not acquire title to the Property and record the Plat or if Seller shall fail to fulfill its agreement herein to convey the Property on the Closing Date and Buyer does not obtain specific performance as provided in Section 9(a) below.

     (c) Adjustments; Prorations; Credits.  The Purchase Price shall be adjusted
         --------------------------------
to reflect the following:

       (i) Water and sewer use charges, charges for utilities, property owners' association assessments, and real property taxes and assessments with respect to the Property for the year in which the Closing occurs (with full discount) shall be apportioned as of the Closing Date, and the net amount shall be added to or deducted from the Purchase Price, as the case may be. Buyer shall have no liability for real property taxes or assessments with respect to the Property for years prior to the year in which the Closing occurs, and Seller shall have no liability for real property taxes or assessments with respect to the Property for the year in which the Closing occurs (other than the prorations provided herein) or years following the year in which the Closing occurs. If the Property is a portion of a larger tax or assessment parcel, then the amount of real estate taxes and assessments to be prorated hereunder shall be limited to the Proportionate Share (as calculated below) of the taxes and assessments which are attributable to the Property. The "Proportionate Share" shall be calculated by multiplying the total amount of real estate taxes and assessments by a fraction, the numerator of which shall be the total acreage (or fraction thereof) comprising the Property, and the denominator of which shall be the total acreage of the larger tax or assessment parcel.

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       (ii) If, on the Closing Date, the current real property tax or assessment bill with respect to the Property is not available, the amount of real property taxes and assessments shall be apportioned based on the current year's millage and the current year's assessment. If the current year's millage is not fixed and the current year's assessment is available, taxes and assessments will be apportioned based on such assessment and the prior year's millage. If the current year's assessment is not available, then real property taxes and assessments will be apportioned on the prior year's taxes and assessments. Any apportionment of taxes or assessments based upon any figures other than a final tax and assessment bill shall, at the request of either Buyer or Seller, be subsequently reapportioned based upon receipt of the final tax and assessment bill for the current year.

       (iii) Each party shall pay its own attorneys' fees and costs incurred in connection with the negotiation of this Agreement and consummation of the transactions contemplated by this Agreement, except as otherwise expressly provided herein. Seller shall pay the cost of all deed or other transfer taxes (including all documentary stamp taxes), with respect to the transactions contemplated by this Agreement, all recording costs (including recording costs associated with releases and other documents required to clear title or to comply with Seller's obligations hereunder), and an ALTA owner's title insurance policy insuring Buyer's title to the Property. Buyer shall pay the cost of a current survey of the Property meeting ALTA requirements or the technical standards set forth in Florida Administrative Code Rule 61G17-6.002 ("Survey"), if Buyer elects to obtain a Survey. Any items of cost or expense not specifically allocated above shall be paid by the party to the transaction that customarily bears such cost or expense within Palm Beach County, Florida.

       (iv) If at any time following the making of any of the adjustments to the Purchase Price, the amount thereof shall prove to be incorrect, or it should be discovered that some adjustment which should have been made was inadvertently omitted altogether, the party in whose favor the error was made shall pay the sum necessary to correct such error to the other party within fifteen (15) days following receipt of notice of such error from such other party and resolution of any dispute with respect thereto.

     (d)  Escrow Account.
          --------------

       (i) The Deposit shall be held by Gunster, Yoakley, Valdes-Fauldi & Stewart, P.A., as escrow agent ("Escrow Agent"), in a separate interest-bearing account. Such account shall be maintained until the Deposit and the interest thereon have been delivered to Buyer, Seller or a court of competent jurisdiction in accordance with the provisions of this Agreement and shall terminate on the date of such delivery.

       (ii) Escrow Agent shall account for the Deposit in accordance with the terms of this Agreement or in such other manner as may be directed in a joint written notice from Seller and Buyer directing some other disbursement of the Deposit. If Escrow Agent receives written notice from either Buyer or Seller that the other party has defaulted in the performance of its obligations under this Agreement or that any condition to the performance of obligations under this Agreement has not been fulfilled within the time period stipulated, which notice shall describe in reasonable detail such default or non-performance, then Escrow Agent shall (A) unless the notice evidences that a copy has been given to the party alleged to have defaulted or to have failed to fulfill its obligation, within two (2) business days give notice to such party of Escrow Agent's receipt of such notice from the other party and shall enclose a copy of such notice from the other party, and (B) subject to the provisions of Section 2(d)(iii) below which shall apply if a conflict arises, on the tenth (10th) calendar day after the giving of the notice referred to in clause (A) above, deliver the Deposit (or the appropriate portion thereof) and the interest thereon to the party claiming the right to receive it.

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       (iii)  If Escrow Agent is uncertain as to its duties or actions hereunder, it shall be entitled to take any of the following courses of action:
(A) hold the Deposit as provided above in this Section 2(d) and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or an order of a court of competent jurisdiction directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with such direction; (B) in the event of litigation between Buyer and Seller, deliver the Deposit and all interest thereon to the clerk of any court in which such litigation is pending; or (C) deliver the Deposit and all interest thereon to a court of competent jurisdiction and commence an action for interpleader in such court, whereupon Escrow Agent shall have no further duty with respect to the Deposit.

       (iv) Escrow Agent shall not be liable for any action taken or omitted in good faith and may rely, and shall be protected in acting or refraining from acting in reliance, upon an opinion of counsel and upon any directions, instructions, notices, certificates, instruments, requests, papers or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties.

       (v) Buyer acknowledges that Escrow Agent is counsel for Buyer and may continue to act as such counsel notwithstanding its duties as Escrow Agent hereunder or any dispute or litigation arising as to its duties as Escrow Agent.

       (vi) Escrow Agent shall have no liability with regard to any duty under this Agreement nor be responsible for the loss of any moneys held by it except in the event of willful and intentional misconduct on the part of Escrow Agent. Notwithstanding any other provisions of this Agreement, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any losses, costs, liabilities, claims and expenses incurred by Escrow Agent arising out of or in connection with its services under the terms of this Agreement, including attorneys' fees and expenses and the costs and expenses of any interpleader action involving the Deposit or of defending itself against any claim or liability. However, Escrow Agent will not charge any fee for its normal services hereunder as Escrow Agent.

     3.  CLOSING.
         -------

     (a)  Replatting.
          ----------

       Buyer agrees and acknowledges that Seller will prepare and submit to the applicable governmental authorities a replat of Tract WK3 which includes the Property within its boundaries (the "Plat"). Seller shall provide to Buyer each draft of the Plat as submitted to the Town, shall advise Buyer from time to time as to the progress of review and approval of the Plat, shall promptly provide to Buyer copies of comment letters received with respect to the Plat, and shall consult with Buyer to the extent that the Plat is required to contain any matters that would have an impact on development of the Property. The Plat shall be recorded prior to the Closing Date.

     (b)  Closing Date.
          ------------

       The time for the delivery of the Deed and for the performance of the other terms and conditions of this Agreement ("Closing") shall be 9:00 A.M. E.S.T. on the date ("Closing Date") that is five (5) days following the date on which Seller delivers to Buyer a copy of the final Plat and evidence of recordation thereof, but in no event later than June 30, 2000. The Closing shall take place at the offices of Escrow Agent or at such other place as shall be mutually agreed upon by Buyer and Seller.

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     4.  REPRESENTATIONS AND WARRANTIES.
         ------------------------------

     (a) Representations and Warranties of Buyer.  Buyer warrants and represents
         ---------------------------------------
to, and covenants and agrees with, Seller that Buyer is duly organized, validly existing and in good standing under the laws of the State of Florida and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; that execution and delivery of this Agreement, and the performance by Buyer of its obligations hereunder, have been duly authorized by all necessary corporate action; that the officer signing this Agreement on behalf of Buyer is duly authorized to execute the same on behalf of Buyer; and that this Agreement and Buyer's performance hereunder will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the articles of organization or by-laws of Buyer, as same may have been amended or, to the best of Buyer's knowledge, any order, judgment, writ, injunction or decree of any court or any agreement or instrument to which Buyer is a party or by which it is bound. The foregoing warranties and representations of Buyer shall survive Closing for a period of six (6) months.

     (b) Representations and Warranties of Seller. Seller warrants and
         -----------------------------------------
represents to, and covenants and agrees with, Buyer that Seller is duly organized, validly existing and in good standing under the laws of the State of Florida and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; that the execution and delivery of this Agreement, and the performance by Seller of its obligations hereunder, have been duly authorized by all necessary corporate action; that the officer signing this Agreement on behalf of Seller is duly authorized to execute the same on behalf of Seller; and that this Agreement and Seller's performance hereunder will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the partnership agreement of Seller, as same may have been amended or, to the best of Seller's knowledge, any order, judgment, writ, injunction or decree of any court or any agreement or instrument to which Seller is a party or by which it is bound. Seller further warrants and represents that Seller has not entered into any leases or contracts with respect to the Property and will not enter into any such leases or contracts that survive Closing (other than utility or other such agreements as may be necessary for development of any other property within Tract WK3); Seller is not aware of any claims or lawsuits with respect to the Property, including any such claims or lawsuits involving hazardous materials; and Seller has no knowledge of the presence of Hazardous Materials on the Property, provided that the only investigation undertaken by Seller in that regard is documented in that certain report from ATC Associates, Inc. dated September 21, 1999 under ATC Project Number 03353.0001, Task 2, a copy of which report has previously been provided to Buyer. The foregoing warranties and representations of Seller shall survive Closing for a period of six (6) months.

5.   TITLE INSURANCE. Within fifteen (15) days after the last party executes and
     ---------------
delivers this Agreement, Seller shall provide to Buyer a commitment issued by Chicago Title Insurance Company, pursuant to which such company agrees to issue to Buyer, upon recording of the Deed, an owners' policy of title insurance in the amount of the Purchase Price insuring Buyer's title to the Property. In the event such title insurance commitment contains any Schedule B-II exceptions which render title to the Property unmarketable, Buyer may notify Seller in writing, within fifteen (15) days after receipt of the title insurance commitment, specifying Buyer's objection to such exception(s). At its option, Seller may cure or cause to be cured such objection within thirty (30) days following receipt of such notice (the "Cure Period"), except that Seller will be obligated to remove any liens or encumbrances resulting from Seller's actions. At the expiration of the Cure Period, all title matters affecting the Property, other than (a) any liens or encumbrances resulting from Seller's actions, and
(b) any other title matters that Seller has expressly agreed in writing to cure, shall be deemed to be accepted by Buyer. In the event that any title matter arises after the Cure Period that would render title unmarketable or would have a material and substantial adverse effect on Buyer's intended development of the Property, then, within ten (10) days after Buyer has written notice of same, Buyer may notify Seller in writing, specifying Buyer's objection to such title matter. If Seller does

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not cure such title matter within thirty (30) days after receipt of Buyer's written notice (as extended for a reasonable period, not to exceed 90 days, if necessary for Seller to effect such cure), then Buyer shall have the option, to be exercised by giving written notice to Seller within ten (10) days after Seller gives Buyer written notice that Seller cannot or will not effect such cure, of either accepting title to the Property as it then exists without any reduction of the Purchase Price or terminating this Agreement. In such event the Deposit, together with all interest thereon, shall be refunded to Buyer, all obligations of the parties hereto shall cease, and this Agreement shall be void and without recourse to the parties hereto except with respect to provisions hereof which specifically survive termination. If Buyer does not give written notice of termination within said ten day period, Buyer shall be deemed to have elected to accept title to the Property as it then exists without any reduction of the Purchase Price.

6.   SURVEY. Buyer shall have the option to obtain a Survey of the Property in
     ------
such form and content as Buyer may elect in its sole discretion. Not later than twenty five (25) days after Buyer receives the title commitment, Buyer shall notify Seller in writing specifying its objection to any Survey matters which render title to the Property unmarketable. In the event Buyer fails to object to any such matters during this period, such matters shall be deemed to be accepted by Buyer. At its option, Seller may cure or cause to be cured such objection with thirty (30) days following receipt of such notice. At the expiration of the Cure Period, all survey matters affecting the Property, other than those that Seller has expressly agreed in writing to cure, shall be deemed to be accepted by Buyer. In the event that any survey matter arises after the Cure Period that would render title unmarketable or would have a material and substantial adverse effect on Buyer's intended development of the Property, then, within ten (10) days after Buyer has written notice of same, Buyer may notify Seller in writing, specifying Buyer's objection to such title matter. If Seller does not cure such title matter within thirty (30) days after receipt of Buyer's written notice (as extended for a reasonable period, not to exceed 90 days, if necessary for Seller to effect such cure), then Buyer shall have the option, to be exercised by giving written notice to Seller within ten (10) days after Seller gives Buyer written notice that Seller cannot or will not effect such cure, of either accepting title to the Property as it then exists without any reduction of the Purchase Price or terminating this Agreement. In such event the Deposit, together with all interest thereon, shall be refunded to Buyer, all obligations of the parties hereto shall cease, and this Agreement shall be void and without recourse to the parties hereto except with respect to provisions hereof which specifically survive termination. If Buyer does not give written notice of termination within said ten day period, Buyer shall be deemed to have elected to accept title to the Property as it then exists without any reduction of the Purchase Price.

     7.  CLOSING OBLIGATIONS.
         -------------------

     (a) Seller's Closing Obligations.  On the Closing Date, Seller shall:
         ----------------------------

       (i) Deliver to Buyer full possession of the Property.

       (ii) Deliver to Buyer, the following:

          (A) A special warranty deed ("Deed") conveying good and marketable title to the Property in accordance with the terms of this Agreement, which shall be subject to all rights and reservations accruing to or for the benefit of Seller under Section 10 of this Agreement.

          (B) An affidavit to the title insurer in a form sufficient to delete the so-called "gap", "parties in possession" and "mechanics lien" exceptions in the title insurance commitment referred to in Section 5 above.

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          (C) An affidavit certifying that Seller is not a "foreign person"
within the meaning of the Section 1445 of the Internal Revenue Code.

          (D)  Florida DR-219 form.

     (b) Buyer's Closing Obligations.  At the Closing, Buyer shall:
         ---------------------------

       (i) Deliver to Seller, by wire transfer of immediately available federal funds, the balance of the Purchase Price, as adjusted pursuant to this Agreement.

       (ii) Deliver to Seller a signed acceptance copy of the Deed.

       (iii) Deliver any other documents or monies expressly required by this Agreement to be delivered by Buyer, including, without limitation, the consent and waiver required by Northern Palm Beach County Improvement District ("NPBCID") in the form attached hereto as Exhibit 7(b), and the reproration agreement provided for in subsection 2(c)(ii) above.

     8.  CONDEMNATION.  In the event that all of the Property, or a portion
         ------------
thereof that prevents development of the Property in conformance with Buyer's permitted use as described in Section 10(b)(vi), shall be acquired or condemned for any public or quasi-public use or purpose, or if any such acquisition or condemnation proceedings shall be threatened or begun prior to the Closing of this transaction, Buyer shall have the option to either (a) terminate this Agreement, in which event Escrow Agent shall return to Buyer the Deposit, together with accrued interest thereon, and the obligations of all parties hereunder shall cease except with respect to provisions hereof which specifically survive termination, or (b) proceed, subject to all other terms, covenants, conditions, representations and warranties of this Agreement, to the Closing of the transaction contemplated hereby and receive title to the Property without any reduction of the Purchase Price; provided, however, that Seller shall direct all such proceedings with respect to the Property and pay to the Buyer any sums received by it in connection with such proceedings and attributable to that portion of the Property acquired or condemned.

     9.  FAILURE OR INABILITY TO PERFORM; DEFAULTS; REMEDIES.
         ---------------------------------------------------

     (a)  Seller's Default.   If Seller shall fail to fulfill its agreement
          ----------------
herein to convey the Property on the Closing Date or if Seller shall fail to fulfill its obligations with respect to the "Expansion Option", as defined in
Section 10(a) below, Buyer shall have the following as its sole remedies, each of which shall be mutually exclusive:

       (i) Buyer may file an action for specific performance, which must be filed, if at all, within six (6) months after Seller's failure to close as provided in this Agreement; or

       (ii) Buyer may seek damages from Seller solely for the lost opportunity to have the "Expansion Project" constructed for and leased to Buyer pursuant to the "Expansion Project Lease", all as defined in Section 10(a) below; provided, however, that Buyer and Seller agree that the sole measure of damages recoverable by Buyer (in addition to attorneys' fees and costs as provided in Section 12(f) below) shall be the excess, if any, of (x) the amounts payable by Buyer under a lease for office space in substitution of the Expansion Project, less (y) the amounts payable by Buyer under the Expansion Project Lease on the assumption that Buyer exercised the Expansion Option after the date that is twelve (12) months following the date of commencement of construction of the Initial Project and before the "Option Deadline Date", as defined in Section 10(a) below.

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If Seller shall fail to fulfill any of its agreements herein other than the agreement to convey the Property on the Closing Date or its obligations with respect to the Expansion Option, whether before or after the Closing Date, and such failure continues for more than fifteen (15) days after written notice of default is given by Buyer (subject to extension if Seller is diligently pursuing the cure but the default cannot be cured in such period, but in no event longer than thirty days), Buyer shall have all remedies available at law or in equity with respect to any such default (other than the failure of Seller to fulfill its agreement herein to convey the Property on the Closing Date or its obligations with respect to the Expansion Option).

     (b) Buyer's Default.  If Buyer shall fail to fulfill its agreement herein
         ---------------
to purchase the Property on the Closing Date, Seller's sole and exclusive remedy shall be to retain or recover from Buyer or the Escrow Agent the Deposit and any interest thereon as full and complete liquidated damages, both at law and in equity, whereupon this Agreement shall terminate without further recourse to either party except with respect to provisions hereof which specifically survive termination. If Buyer shall fail to fulfill any of its other agreements herein, whether before or after the Closing Date, within fifteen (15) days after written notice of default is given by Seller (subject to extension if Buyer is diligently pursuing the cure but the default cannot cure in such period, but in no event longer than thirty days), Seller shall have all remedies available at law or in equity.

     10.  ADDITIONAL ACKNOWLEDGMENTS, COVENANTS AND AGREEMENTS.
          -----------------------------------------------------

     (a) Development by Seller.  Buyer acknowledges that, except as provided
         ----------------------
below in Section 10(a), Seller shall have no obligation to make any improvements of any type to the Property, including, without limitation, placing any fill on the Property, compacting the soil or any other matter whatsoever. Notwithstanding the foregoing, Seller agrees that, during the construction of the Initial Project, it will cause the Property to be cleared, seeded (or its equivalent) and irrigated, and Seller and its agents shall have an easement to enter upon and under the Property from time to time for such purposes. Seller shall have no obligation to maintain, repair, replace, or insure any portion of the Property or any installations therein, and Buyer agrees to assume full responsibility for all such matters.

       (i)  Expansion Option of Buyer.  Buyer shall have the option (the
            -------------------------
"Expansion Option"), to be exercised (if at all) on or before the date that is twenty four (24) months following the date of commencement of construction of the Initial Project (the "Option Deadline Date"), to have Seller or Seller's affiliated assignee, as determined by Seller (the "Repurchaser") repurchase the Property from Buyer and simultaneously enter into a lease with Buyer (the "Expansion Project Lease") for a one-story office building of approximately 20,000 square feet (the "Expansion Project") to be constructed on the Property. For purposes of this Section 10(a), the commencement of construction of the Initial Project shall be defined as the pouring of the footers, and Buyer and Seller shall execute a written acknowledgment of such date within ten (10) days following notice from Seller to Buyer that such footers have been poured. The Expansion Project Lease shall be on substantially the same terms and conditions (including optional extension rights of Buyer) as the Initial Project Lease except as follows:

          (x)  Exercise During First 12 Months.  If the Expansion Option is
               -------------------------------
exercised within twelve (12) months following the date of commencement of construction of the Initial Project, then the "Base Rent" under the Expansion Project Lease will be the same for each lease year as the "Base Rent" under the Initial Project Lease, including "Base Rent" during each extension option term.

          (y)  Exercise Between 12 and 24 Months.  If the Expansion Option is
               ---------------------------------
exercised after the date that is twelve (12) months following the date of commencement of construction of the Initial Project

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and before the Option Deadline Date, then the "Base Rent" under the Expansion
Project Lease will be as follows:


          Lease Year           Base Rent   Base Rent per Rentable Square Foot
         -------------        -----------  ----------------------------------

          One-Two             $340,000.00               $17.00
          Three-Five          $350,000.00               $17.50
          Six-Eight           $370,000.00               $18.50
          Nine-Ten            $390,000.00               $19.50
          Eleven-Twelve       $420,000.00               $21.00
          Thirteen-Fifteen    $435,000.00               $21.75
          Sixteen-Eighteen    $450,000.00               $22.50
          Nineteen-Twenty     $470,000.00               $23.50

Upon commencement of the initial term of the Expansion Project Lease, the initial lease term under the Initial Project Lease shall be extended for the period (the "Initial Term Extension Period") ending on the date of expiration of the initial lease term under the Expansion Project Lease, and Buyer agrees to execute all documentation reasonably requested by the "Landlord" under the Initial Project Lease to confirm such extension. The "Base Rent" applicable under the Initial Project Lease during the Initial Term Extension Period shall be the same Base Rent that would have been due under the Initial Project Lease if Buyer had exercised its first extension option under the Initial Project Lease, and each Base Rent adjustment thereafter shall occur on the corresponding anniversary of the "Commencement Date" of the Initial Project Lease without regard to the fact that such adjustment dates will not correspond to the beginning of a lease year. With respect to any portion of the second extension option period that extends beyond the 20 years for which Base Rent rates are set forth in the Initial Project Lease (the "Post 20-Year Period"), the Base Rent shall be increased by One Dollar ($1.00) per rentable square foot at the twentieth (20th) anniversary of the Commencement Date of the Initial Project Lease and shall be increased again by the same amount at each second anniversary of the Commencement Date of the Initial Project Lease thereafter (e.g., 22nd, 24th, etc.)

       (ii)  Limitation. The rental rates set forth in Section 10(a)(i) above
             ----------
shall apply only if the Expansion Option is exercised timely; otherwise, the "Base Rent" with respect to the Expansion Option shall be subject to mutual agreement of Buyer and the Repurchaser if Buyer elects to have the Repurchaser develop the Property.

       (iii)  Condition of Option.  As a condition of Buyer's exercise of the
              -------------------
Expansion Option, Buyer shall submit to Seller then current financial and other related information regarding Buyer and/or its affiliates as may be required by Seller to confirm that Buyer's then current financial condition is similar or equal to Buyer's financial condition at the date of this Agreement. Further, Seller shall not be obligated to cause the Repurchaser to repurchase the Property from Buyer or otherwise perform pursuant to the Option if Buyer's then current financial condition is not sufficient for the Repurchaser to obtain mortgage financing for the Expansion Project on terms reasonably acceptable to the Repurchaser. Without limitation of any other provisions of this Agreement, Buyer acknowledges that Seller's exercise of its rights under this Section 10(a)(iii) shall not be a default by Buyer under this Agreement and shall not give rise to any action for specific performance or damages pursuant to Section 9(a) above.

       (iiv)  Repurchase Terms.  The repurchase price for the Property pursuant
              ----------------
to exercise of the Option shall be equal to Six and 50/100 Dollars ($6.50) per square foot of the Property (the "Repurchase Price"). At the time of closing of the repurchase, which shall be simultaneous with the closing of the construction loan for the Expansion Project, the Repurchaser shall pay to Buyer an amount equal to the

Repurchase Price, less (a) the unpaid balance of any liens or assessments against the Property (subject to applicable prorations), (b) any costs and expenses incurred by the Repurchaser in clearing the title of all encumbrances that were not applicable to the Property at the date of the initial conveyance; and (c) the documentary stamp tax on the deed of conveyance to the Repurchaser. At closing, Buyer shall convey to the Repurchaser good and marketable title to the Property and any improvements thereon by special warranty deed, subject only to maters of record in existence at the date of Seller's conveyance of the Property to Buyer and matters appearing subsequent thereto for which Buyer is not responsible in any manner. Once the Expansion Option has been exercised, Seller or the Repurchaser may enforce the provisions of this Section 10(a) by an action for specific performance.

       (v)  Exclusive Rights.  In consideration of the covenants of Seller set
            ----------------
forth in this Section 10(a), Buyer acknowledges and agrees that the right of Seller (or the Repurchaser) to repurchase the Property and construct improvements thereon shall be exclusive prior to the Option Deadline Date, and Buyer shall be prohibited from conveying the Property (or any interest therein) to any other transferee and from developing or constructing any improvements on the Property in violation of this subsection.

       (vi)  Fill.  Seller will cause Abacoa to make available sufficient fill
             ----
for the Property to comply with the stormwater storage, detention, retention, and minimum finished floor elevations set forth in the "SFWMD Conceptual Plan" as defined in Section 10(b)(i)(a) below, provided that transportation of such fill from Abacoa's stockpile to the Property shall be at the expense of Buyer (or shall be included within the development budget for the Expansion Project) if Buyer timely exercises the Expansion Option and executes and delivers the Expansion Project Lease.

     (b) Buyer's Additional Acknowledgments, Covenants and Agreements.  In
         -------------------------------------------------------------
addition to its other acknowledgments, covenants and agreements hereunder, Buyer acknowledges, covenants and agrees as follows:

       (i)  Matters Regarding the Property and the Abacoa Project.
            -----------------------------------------------------

          (a) Entitlement Documents.  The Property, and the planning,
              ---------------------
development, occupation and use thereof, is subject to the obligations and requirements of, is governed by the uses and entitlements permitted by, and shall be conducted in accordance with the requirements and assumptions of, that certain Development Order dated June 6, 1995 known as Resolution No. 9-95 of the Town as amended to date (and as further amended from time to time, "Development Order"), Town Ordinance No. 1-95 (and as further amended from time to time, "MXD Ordinance"), the Master Plan for the Abacoa Project approved by the Town (and as further amended from time to time, "Abacoa Master Plan"), a Conceptual Water Management Plan of the South Florida Water Management District ("SFWMD") (and as further amended from time to time, "SFWMD Conceptual Plan"), a Water Management Plan of NPBCID (and as further amended from time to time, "NPBCID Water Management Plan"), and certain other permits, approvals, licenses, agreements, arrangements and the like from or with various other governmental authorities and/or utility companies (including, without limitation, Loxahatchee River Environmental Control District. ("Encon")) relating to the development of the Abacoa Project (all of the foregoing, as further amended from time to time, being collectively referred to as the "Entitlement Documents"). Buyer acknowledges and agrees that it will provide any non-confidential information in Buyer's possession or readily available to Buyer that is necessary to complete and file any reports required by the Entitlement Documents, that the Entitlement Documents do not guarantee that any particular portion of the Abacoa Project or any particular use may be developed at any time, and that the Entitlement Documents include conditions and obligations to which Buyer, as owner of the Property, will be subject. Seller has not assumed, and does not hereby assume, responsibility for any obligations under the Entitlement Documents, and Buyer acknowledges and agrees that it shall have no claim against Seller for the failure of any person or entity to perform any duty or obligation arising out of or related to the Entitlement Documents.

          (b)  Modification of Entitlement Documents.  The John D. and Catherine
               -------------------------------------
T. MacArthur Foundation, a Illinois not-for-profit corporation (the "Foundation"), Abacoa and/or Seller, their successors and assigns, may, from time to time, request that the appropriate governmental authorities modify, amend, limit or terminate the Entitlement Documents. Buyer will not object to or contest any such modification, amendment, limitation or termination, provided it does not modify, amend, limit or terminate any of the Entitlement Documents in any manner that would have a material adverse effect on development of the Property as permitted under this Agreement. Buyer acknowledges and agrees that it shall have no claim against Seller for any modification, amendment, limitation or termination of any of the Entitlement Documents by any person or entity.

          (c) Use of Names.  Buyer shall not utilize the names "Abacoa", "Abacoa
              ------------
Workplace", or any variation of any of the foregoing in any manner without the prior written consent of Seller and, where applicable, Abacoa.

       (ii)  Buyer's Approvals. With respect to Buyer's development of the
             -----------------
Property, Buyer shall, at Buyer's sole cost and expense, apply for and obtain all licenses, permits, approvals and the like from the Town, SFWMD, NPBCID, the Florida Department of Environmental Protection and any other federal, state or local governmental agency or authority having jurisdiction over the Property necessary or desirable to permit Buyer to construct and operate its permitted use (collectively, the "Buyer's Approvals"). Buyer shall be responsible for all infrastructure and improvement obligations required by any governmental agency or authority as a condition of obtaining any Buyer's Approvals, and Seller agrees to cooperate with Buyer, at Buyer's expense, in connection with Buyer's efforts to obtain Buyer's Approvals. Buyer acknowledges and agrees that Buyer's obligations to purchase the Property in accordance with the terms of this Agreement are not, expressly or impliedly, contingent or conditioned upon Buyer obtaining all or any of the Buyer's Approvals. The provisions of this Section 10(b)(ii) shall not apply if Buyer timely exercises the Expansion Option and executes and delivers the Expansion Project Lease; in such event, the Repurchaser shall be responsible for obtaining all of the Buyer's Approvals.

       (iii)  Development Matters.
              -------------------

          (a)  Utilities, Utility Capacity and Utility Charges.  Prior to
               -----------------------------------------------
Closing, Seller may, but is not obligated to, enter into: (i) a water agreement required by the Town for the portion of the Workplace District that includes the Property, (ii) a standard developer's agreement for sanitary sewer service required by Encon for the portion of the Workplace District that includes the Property, and (iii) a reuse irrigation quality ("IQ") agreement required by Encon for the portion of the Workplace District that includes the Property. Buyer will, at the Closing, reimburse Seller for any and all sums paid by Seller pursuant to such agreements with the Town and Encon that are allocable to the Property, and assume all remaining obligations thereunder that are allocable to the Property. Without limitation of the foregoing, Buyer shall be solely responsible for the timely payment of all potable water, wastewater/sewer and IQ water connection charges, carrying charges (including any accrued guaranteed revenue fees of the Town for the Property), hook-up and tap-in fees and for any initial start-up, tie-in, deposit, tap-in, meter installation or any other cost normally charged by a utility company providing potable water, wastewater/sewer, IQ water, telephone, electric, alarm monitoring, cable television or other service for the Property; provided, however, that if Buyer timely exercises the Expansion Option and executes and delivers the Expansion Project Lease, then the Repurchaser shall be responsible for all such costs associated with development of the Property (as opposed to any costs associated with carrying the Property until development thereof). In connection with any site plan application filed by Buyer with respect to the Property, Seller will permit Buyer to avail itself of any right of Seller to borrow reservation capacity from Abacoa pending approval of the site plan application, but solely on condition that Buyer pay all fees charged with respect thereto and otherwise comply with all conditions associated therewith.

          (b)  Impact Fees.  Buyer shall be responsible for paying any and all
               -----------
impact fees of the Town, Palm Beach County ("County") or any other governmental authority that would normally be required or collected in connection with the application or issuance of any building permit for any portion of the Property, regardless of any impact fee credit that might be available as a result of actions of any other person or entity besides Buyer. When impact fee credit is available to any person or entity other than Buyer, Buyer will pay the amount of impact fee that would normally be required in order to reimburse Abacoa or Seller for actions taken by Abacoa or Seller or any person or entity besides Buyer in accumulating the impact fee credit. Buyer will pay impact fees in the following manner:

          (1) For each type of impact fee, when no impact fee credit is available or when there is no pending credit determination for that type of impact fee, Buyer shall pay the required impact fee directly to the applicable governmental authority as required by the impact fee regulations.

          (2) For each type of impact fee that has a pending credit determination and escrow agreement with the applicable governmental authority, except roads, Buyer shall pay the required impact fee directly to the escrow agent established under such escrow agreement ("Impact Fee Escrow Agent"). Once the amount of credit is determined, any impact fees paid into escrow that would normally be returned to the party paying them into escrow will be turned over to Abacoa or Abacoa's designee. Future impact fees of this type will be paid directly to Abacoa when each building permit is issued until the credit is fully utilized. Once the credit is fully utilized, future impact fees will be paid pursuant to subparagraph (1) above, unless additional impact fee credits are determined or a credit determination is pending. In that instance, the provisions of this subparagraph will apply.

          (3) For roads, impact fees will initially be paid directly to Gary, Dytrych & Ryan, P.A., as escrow agent. Buyer acknowledges that Abacoa and NPBCID are currently working on an agreement with the County dealing with the collection and disbursement of road impact fees based on the road impact fee credit that will be available to Abacoa as a result of the road improvements constructed by NPBCID ("Collection Agreement"). Once the Collection Agreement is executed, future road impact fees will be paid by Buyer and previously paid impact fees will be disbursed by Gary, Dytrych & Ryan, P.A., as escrow agent, pursuant to the terms of the Collection Agreement. If Abacoa or Seller notifies Buyer that the Collection Agreement will not be executed, then the provisions of subparagraph (2) above will also apply to road impact fees.

          (4) For any type of impact fee that is being paid pursuant to subparagraph (1) above, Seller will notify Buyer if impact fee credits will become available for that type of impact fee in the future. Buyer will follow Seller's instructions on how to pay that type of impact fee.

          (c)  Easements.  Prior to the Closing Date, Abacoa and/or Seller,
               ---------
their successors and assigns, may grant and record easements encumbering the Property in the ordinary course of business, provided that each such easement
(i) is necessary for development of the Abacoa Project or the portion of the Workplace District that includes the Property, (ii) does not directly affect the use of the Property or the intensity of development or timing of development of the Property, and (iii) does not directly affect the cost of development with respect to the Property (unless Seller or Abacoa agrees to bear such cost). After the Closing Date and in connection with the approval of any site plan submitted by Buyer with respect to the

Property, Buyer shall, without compensation of any kind, grant Abacoa and/or Seller, or any parties designated by Abacoa and/or Seller, easements for access, utilities, irrigation, landscaping, cable television, roads, bicycle paths, medians, turn lanes, drainage and other similar services or purposes, provided such easements are non-exclusive, the location of the easements and the use thereof do not prevent or materially interfere with Buyer's proposed development of the Property, and Buyer has the right to relocate the easements at Buyer's expense.

Notwithstanding the foregoing, if Buyer timely exercises the Expansion Option and executes and delivers the Expansion Project Lease, then the Repurchaser shall be responsible for all impact fees associated with development of the Property.

           (d)  Intentionally Omitted.
                ---------------------

           (e)  Clearing.  Buyer will not burn or allow burning as part of the
                --------
land development process for the Property.

          (f)   Debris.  Buyer will not permit trash and debris from the
                ------
Property to be carried by the wind or otherwise scattered, and shall keep all roadways and other portions of the Property clear of silt, construction materials and trash from its construction activities. Buyer shall ensure that all trash and debris is contained in appropriate trash receptacles or removed regularly from its construction sites and will abide by any Town debris management plans.

          (g)  Telecommunication Plan.  Buyer acknowledges that Abacoa may
               ----------------------
develop a master telecommunication plan, including the planning, design, construction and operation of public and/or private telecommunications infrastructure and/or services within the boundaries of the Abacoa Project, including, but not limited to nonresidential buildings, contracts for telephone services, data or information services, video and/or cable television services and wireless services and broadcast and/or communications facilities. In the event Abacoa does develop such a master telecommunications plan, Buyer agrees to abide by such plan, including but not limited to the installation by Buyer of the proper wiring within building improvements to accommodate the master telecommunication plan.

       (iv) Property Owners Associations.  The Property is subject to the
            ----------------------------
Declaration of Covenants, Conditions and Restrictions for Abacoa recorded in Official Records Book 9739, Page 1629, Public Records of Palm Beach County, Florida ("Master Declaration"), the Articles of Incorporation and By-Laws of Abacoa Property Owner's Assembly, Inc., a Florida corporation not-for-profit (the "Master POA"), which has been established as a master community or property owners association for all of the Abacoa Project under the Master Declaration. The Property also will be subject to a Workplace District master and/or sub declaration of covenants, conditions and restrictions to be recorded in the Public Records of Palm Beach County, Florida (collectively, the "Project Declaration") establishing a master and/or sub property owners' association(s) (collectively, the "Project POA"), and the articles of incorporation and by-laws of the Project POA, which will be established as a property owners subassociation under the Master Declaration. Buyer acknowledges that Seller will be preparing the Project Declaration and that the Project Declaration may contain provisions concerning, among other matters, reconveyance of the Property to Seller, at Seller's option, in the event that construction of vertical improvements to the Property does not commence within a specified time period, cross access and parking easements, common area maintenance, assessments for common area maintenance and other expenses (such as real property taxes and assessments), lien rights with respect to assessments, and site plan and architectural review and approval. Subject to the foregoing, Buyer shall have the right to approve the Project Declaration, provided that such approval shall not be unreasonably withheld, delayed or conditioned. If Buyer objects to any provision(s) of the Project Declaration and Seller believes in good faith that such provision(s) are commercially reasonable and consistent (as applicable) with other declarations in the Abacoa Project, then Seller shall have the right to include such provision(s) in the Project Declaration notwithstanding Buyer's objection provided that such provision(s) do not directly affect the use of the Property or the intensity of development or timing of development of the Property. Buyer agrees to accept title to the Property subject to the Master Declaration and the Project Declaration and to abide by and comply with all of the terms and conditions thereof. Buyer acknowledges and agrees that construction of all improvements on the Property will be subject to the requirements of the Master Declaration and the Project Declaration, design guidelines promulgated under the Master Declaration and Project Declaration, and the approval of architects and/or architectural review committees under the Master Declaration and the Project Declaration. Buyer acknowledges that a maintenance agreement for the maintenance of the preserve areas, streets, drainage and landscaping or any other items deemed appropriate by the Master POA or the Project POA may be entered into by the Master POA or the Project POA with NPBCID or other governmental agencies, and that a portion or all of the expenses referred to in such agreements may be assessed to the Property as a common expense.

       (v) Signage.  Buyer acknowledges that the Property is also subject to
           -------
sign codes and approval rights of the Town, the Foundation, Abacoa, and the Master POA.

       (vi) Limitations on Use.  Buyer, and its successors and assigns, may
            ------------------
develop and use the Property for a commercial office building and for no other purpose whatsoever.

       (vii) Seller's Approval Rights.
             ------------------------

          (a) In each instance in which Buyer intends to cause improvements to be developed on the Property, Buyer shall, at Buyer's sole cost and expense, submit to Seller, for Seller's review and approval (the "Seller Approval"), the proposed site plan application and all supporting materials (the "Application Package") not less than ten (10) days prior to submission of same to the Town. Seller shall have a period of seven (7) business days following its receipt of the Application Package, or any modification thereof, within which to provide Buyer with written approval thereof or objections thereto stating, with reasonable specificity, Seller's objections and what changes must be made to obtain the Seller Approval. In the event Seller shall fail to provide Buyer with a written approval of or objection to the Application Package, or any modification thereto, within seven (7) business days following its receipt thereof, or any Modification thereof, Seller shall be deemed to have approved the Plans or the applicable Modification thereof.

          (b) No improvements of any kind, including, without limitation, any building, fence, wall, sign, satellite dish, tower or other telecommunication facility, site paving, grading, building, building addition, alteration, mail box, air conditioning equipment, pump, fill, excavation, decorative feature, landscaping, or any other improvements (collectively, "Improvements") shall be commenced, erected, placed or maintained upon the Property by Buyer, its successors or assigns, nor shall any addition, change or alteration be made by Buyer, its successors or assigns, with respect to any Improvements, unless and until the plans, specifications and locations of same shall have been submitted to and approved in writing by Seller, its successors or assigns. Buyer shall submit to Seller two (2) complete sets of all plans and specifications for any Improvements (including, without limitation, building and landscaping plans and specifications), the construction or placement of which is proposed on or under the Property, together with a copy of any governmental or other required permits. Seller, its successors or assigns, may also require the submission of samples of building materials and colors proposed for use on or under the Property, and may require such additional information as is reasonably necessary to completely evaluate the proposed Improvements. Within ten (10) days following receipt of all required submissions (whether an initial submission or re-submission following disapproval), Seller shall give Buyer written notice of Seller's approval or disapproval and, if applicable, stated reasons for disapproval; absent such notice, Buyer's plans and specifications shall be deemed approved. Seller's review of the plans, specifications and other materials with respect to the proposed Improvements is intended to ensure the aesthetic harmony, compatibility, and quality of Improvements within the Abacoa Project and the Workplace District in order to protect and preserve the value of all such Improvements, and Seller shall not unreasonably withhold or delay any such approval. Seller's rights with respect to approval of the plans, specifications and locations of Improvements shall not apply to any construction, addition, change or alteration to any Improvement not visible from outside of any structure and not creating any aesthetic impact upon the Abacoa Project or the Workplace District.

          (c) If Buyer timely exercises the Expansion Option and executes and delivers the Expansion Project Lease, then the Repurchaser shall be responsible for obtaining all approvals required under this Section 10(b)(vii).

       (viii)  As Is.  Buyer acknowledges and agrees that Seller has not made,
               -----
does not make and specifically negates and disclaims any representations, warranties (other than the warranty of title as set forth in the deed), promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Property, including, without limitation, the value, nature, quality or condition of the Property, the water, soil and geology of the Property, including the existence or absence of any hazardous materials, the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property, or any other matter with respect to the Property, and, to the maximum extent permitted by law, hereby waives, releases and discharges Seller, its partners, employees, agent and attorneys from any and all claims relating to any of the foregoing matters. Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "AS IS", "WHERE IS" condition and basis "WITH ALL FAULTS". It is understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that the Property is being sold by Seller and purchased by Buyer subject to the foregoing.

     11.  INSPECTIONS.
          ------------

     (a)  Indemnity. During the term of the Agreement, Buyer shall have the
          ---------
right to enter upon the Property at reasonable times for the purposes of inspection and making tests and studies thereon; provided, however, that until Seller acquires title to the Property, Seller's sole obligation hereunder shall be to endeavor in good faith to obtain access to the Property for Buyer from Abacoa and the Foundation, and all inspections, test and studies of Buyer shall be subject to the approval of Abacoa and the Foundation. Buyer's activities shall be conducted in a commercially reasonable manner and in compliance with all applicable laws, ordinances, rules and regulations of any governmental authority or agency. Buyer shall (a) cause all borings to be plugged or capped in a safe manner, (b) cause any property damaged or destroyed to be repaired or replaced to its preexisting condition, (c) cause all debris resulting from its activities to be removed, (d) not cut or uproot any vegetation without the prior written consent of Seller, (e) not disturb any wetland or land subject to any ordinance in respect of environmentally sensitive land, (f) not destroy, injure or move any species of endangered or threatened animal or habitat, (g) exercise its rights hereunder in the least obtrusive manner possible, and (h) not take any actions or do anything which would constitute a breach or violation of any of the Entitlement Documents. Buyer agrees to indemnify, defend and hold harmless Abacoa, the Foundation, Seller and deGuardiola Development Ventures, Inc. ("GDVI"), and all of the partners, officers, directors, employees, agents and independent contractors of Seller or GDVI at any time and from time to time (collectively, "Seller"s Group"), from and against all liabilities, obligations, claims, damages, judgments, awards, penalties, costs and expenses, including, without limitation, attorneys' fees and costs at both trial and appellate levels and fines or impositions of any governmental or quasi-governmental authority or agency, which Abacoa, the Foundation, Seller, GDVI or any of Seller's Group, may incur, suffer or sustain by reason of any breach or violation by Buyer, or any of its directors, officers, employees, agents or independent contractors at any time and from time to time (collectively, "Buyer's Group"), of the provisions of this Section, any injury to or death of persons or loss of or damage to property in connection with, or as a result of, any activities hereunder and any labor or services performed, or any materials furnished, by or for the account or benefit of, Buyer in respect of the Property. In any action, suit or proceeding brought against Abacoa, the Foundation, Seller, GDVI or any of Seller's Group, by reason or on account of any of the foregoing, Buyer shall, at Buyer's expense, defend such action, suit or proceeding with legal counsel approved by Seller in its sole discretion.

     (b)  Soil Test. In the event Buyer's soil test of the Property reveals any
          ---------
unanticipated soil conditions that would (i) prevent construction of the Expansion Project or a comparable building on the Property or (ii) increase the cost thereof by more than Two Hundred Thousand Dollars ($200,000), then, except as hereinafter provided, Buyer shall have the option of terminating this Agreement, in which event the Deposit, together with all interest thereon, shall be refunded to Buyer, whereupon all obligations of the parties hereto shall cease and this Agreement shall be void and without recourse to the parties hereto except with respect to provisions hereof which specifically survive termination; provided, however, that Buyer must exercise such option, if at all, by delivering written notice of such termination to Seller, together with a complete copy of such soil report and all exhibits thereto, within the period ending at 5:00 P.M., local time, on the date that is twenty (20) days following the date of this Agreement, time being of the essence. Notwithstanding the foregoing, Buyer's termination shall be ineffective, and this Agreement shall continue in full force and effect, if Seller gives written notice to Buyer, within twenty (20) days after receipt of Buyer's termination notice, evidencing Seller's agreement to reimburse Buyer (promptly after payment by Buyer) for all costs in excess of $200,000 incurred by Buyer with respect to such unanticipated soil conditions.

     12.  MISCELLANEOUS.
          -------------

     (a) Tax Identification Number.  Seller warrants and represents that
         -------------------------
Seller's federal tax identification number is 65-0874148, and Buyer warrants and represents that Buyer's federal tax identification number is ______________. Seller and Buyer each acknowledge that the foregoing information will be relied upon in reporting the transactions contemplated hereby to appropriate governmental authorities.

     (b) Agreement Not an Offer.  The submission of any draft of this Agreement
         ----------------------
or any portion thereof does not constitute an offer to buy the Property, it being acknowledged and agreed that neither Buyer nor Seller shall be legally obligated with respect to the purchase or sale of the Property unless and until this Agreement has been executed by both Buyer and Seller and a fully executed copy has been delivered to each of Buyer and Seller, and Seller has acquired title to the Property.

     (c) Exhibits.  The Exhibits attached hereto are incorporated herein by this
         --------
reference and made a part hereof.

     (d) Notices.  All notices or communications required or permitted hereunder
         -------
shall be in writing and delivered by hand or mailed by certified mail, return receipt requested, postage and registration or certification charges prepaid, or by nationally recognized overnight courier service, or by telefax, to the party entitled thereto as follows:

               If to Seller:

               Workplace Holdings, Ltd.
               222 Lakeview Avenue, 17th Floor
               West Palm Beach, FL 33401
               Attention:  Patrick J. DiSalvo

               With a courtesy copy to:

               Lawrence B. Juran, P.A.
               222 Lakeview Avenue, 17th Floor
               West Palm Beach, FL 33401
               Attention: Lawrence B. Juran, Esquire

               If to Buyer:

               Intelligent Life Corporation
               11811 U.S. Highway One, Suite 101
               North Palm Beach, Florida 33408
               Attn: ______________________

               With a courtesy copy to:

               Lewis F. Crippen, Esq.
               Gunster, Yoakley
               777 S. Flagler Drive
               Suite 500 East
               West Palm Beach, FL  33401

or such other party(ies), address(es) or telefax number(s) as either party shall specify by written notice to the other from time to time. Any such notice or communication shall be deemed to have been given as of the date of its receipt or delivery. Any legal counsel designated above or any substitute counsel as designated by Seller and/or Buyer by written notice to the other party is authorized to give (but not receive) notices under this Agreement on behalf of its respective client.

     (e) Time is of the Essence.  TIME IS OF THE ESSENCE with respect to each
         ----------------------
provision of this Agreement which requires that action be taken by either party within a stated time period, or upon a specified date.

     (f) Attorneys' Fees and Costs.  In the event of any dispute or litigation
         -------------------------
arising out of this Agreement, the prevailing party shall be entitled to recover all fees, expenses and costs incurred, including reasonable attorneys' fees at both trial and appellate levels.

     (g) Venue.  The venue of any litigation arising out of this Agreement shall
         -----
be Palm Beach County, Florida.

     (h) Captions.  The descriptive captions contained herein are for
         --------
convenience only and shall not control or affect the meaning or construction of any provision hereof.

     (i) Binding Effect.  This Agreement shall be governed by and construed in
         --------------
accordance with the laws of the State of Florida, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns.

     (j)  Broker.
          ------

       (i) Each of Buyer and Seller hereby represents, covenants and warrants to the other that the party so representing has dealt with no broker or other person entitled to a commission in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby, with the exception of Ben DeVries ("Broker"). If, as and when the transaction contemplated by this Agreement closes in accordance with the terms and provisions hereof, Seller shall pay to Broker, in full satisfaction of all commissions, fees or compensation of any kind owed or owing to Broker arising out of or related to the transaction contemplated by this Agreement, the sum equal to four percent (4%) of the Purchase Price (the "Property Sale Commission"). As a condition thereof, Broker shall execute and deliver to Seller such documents and instruments as Seller may reasonably request to evidence the full and complete satisfaction of any claims or demands of Broker for any commissions, fees or compensation of any kind owed or owing to Broker arising out of or related to the transaction contemplated by this Agreement and Broker shall be solely responsible for all commissions, fees or compensation of any kind owed or owing to any broker, salesperson or finder claiming by, through or under Broker or having dealt with Broker in connection with the transaction contemplated by this Agreement. Broker shall not be due any commission, fee or compensation of any kind in the event the transaction contemplated by this Agreement fails to close for any reason whatsoever and, in such event, it shall not be entitled to all or any portion of the Deposit. Each of Buyer and Seller agrees to indemnify and hold harmless the other from any loss, cost or expense which such non-indemnifying party may incur as a result of any inaccuracy in the other party's warranties and representations as set forth in this subsection.

       (ii) In the event that Buyer exercises the Expansion Option and Buyer and the Repurchaser enter into the Expansion Project Lease, Broker shall be due a commission equal to Six Dollars ($6.00) per square foot of the Expansion Project, or a total of One Hundred Twenty Thousand and 00/100 Dollars ($120,000) (the "Expansion Project Lease Commission"), which shall be payable to Broker by the Repurchaser on the same payment schedule and subject to the same terms and conditions as the Commission Agreement of even date herewith between Broker and WK3 Investors with respect to the Initial Project; provided, however, that the full amount of the Property Sale Commission shall be credited against the Expansion Project Lease Commission, which shall reduce the Expansion Project Lease Commission from $120,000 to $95,650.

     (k) Entire Agreement; Rules of Construction.  This Agreement may be
         ---------------------------------------
executed in multiple counterparts; sets forth the entire agreement between the parties; merges all prior and contemporaneous agreements, understandings, warranties, or representations; shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and may be canceled, modified or amended only by a written instrument executed by both Seller and Buyer.

     (l) Further Assurances.  Upon Seller's request, Buyer agrees to execute and
         ------------------
deliver to Seller such additional instruments, certificates and documents as Seller may reasonably require, whether or not after the Closing Date, in order to provide Seller with the rights and benefits to which Seller is entitled under this Agreement.

     (m)   No Recording.    Buyer may not record this Agreement or a memorandum
           ------------
thereof or of the rights granted herein without the prior written approval of Seller, which approval may be withheld in Seller's sole and absolute discretion.

     (n)   No Assignment.  Buyer may not assign or transfer this Agreement or
           -------------
any right or interest herein without the prior written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller. Seller may assign or transfer this Agreement or any right or interest herein to any person or entity whatsoever without the consent of Buyer, provided that Seller shall remain liable for its obligations under this Agreement.

     (o)   Confidentiality.  During the term of this Agreement and at all times
           ---------------
thereafter, neither Buyer nor any of its directors, officers, employees, agents or attorneys shall in any manner, directly or indirectly, divulge, disclose or communicate to any person or entity any information of any kind concerning any matters affecting or relating to Seller nor the terms or provisions of this Agreement, provided that the foregoing shall not apply to any disclosures or filings required of Buyer as a company whose shares are registered or traded on a securities exchange.

     (p)   Survival.  The terms of the following Sections shall survive the
           --------
Closing or any termination of this Agreement: Section 2, Section 4, Section 9,
Section 10, Section 11, and Section 12.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused it to be executed by their respective duly authorized representatives, as an instrument under seal as of the day and year first above written.

WITNESSES:                      BUYER:
                                INTELLIGENT LIFE CORPORATION, a Florida
                                corporation


                                By:  __________________________________
__________________________      Name:__________________________________
                                Title:_________________________________
__________________________



                                SELLER:
                                WORKPLACE HOLDINGS, LTD., a Florida limited partnership

                                By:  Workplace Investors, Ltd., a Florida
                                     limited partnership, its general partner

                                    By:  Workplace Equity Corporation, a Florida
                                         corporation, its general partner


                                By:_____________________________________
__________________________      Name:___________________________________
                                Title: _________________________________
__________________________

                                ESCROW AGENT:

                                GUNSTER, YOAKLEY, VALDES-FAULI & STEWART, P.A., a Florida professional corporation


                                By:____________________________________
__________________________      Name:__________________________________
                                Title:_________________________________
__________________________

                                 Schedule of Exhibits
                                 --------------------

     Exhibit 1(a)      Sketch of Property
     Exhibit 7(b)      Consent and Waiver

                                  Exhibit 1(a)
                                  ------------


                               Sketch of Property

                                  Exhibit 7(a)
                                  ------------


PREPARED BY AND RETURN TO:
Lawrence B. Juran, Esq.
222 Lakeview Avenue, 17th Floor
West Palm Beach, FL  33401

                               CONSENT AND WAIVER
               NORTHERN PALM BEACH COUNTY WATER CONTROL DISTRICT
                  UNITS OF DEVELOPMENT NUMBER 9, 9A, 9B and 28

          THE UNDERSIGNED, having purchased the property more particularly described in Exhibit "A" attached hereto and made a part hereof which is located within Northern Palm Beach County Improvement District, Units of Development Number 9, 9A, 9B and 28 and being otherwise fully informed in the premises does hereby acknowledge, consent and agree as follows:

                             W I T N E S S E T H :

          WHEREAS, Northern Palm Beach County Improvement District f/k/a Northern Palm Beach County Water Control District (hereinafter referred to as the "District"), is a political subdivision of the State of Florida, having been created by Chapter 59-994, Laws of Florida, Act of 1959, as amended and supplemented; and

          WHEREAS, in accordance with Chapter 59-994, Laws of Florida, Act of 1959, as amended and supplemented, and Chapter 298 of Florida Statutes, the Board of Supervisors of the District have the authority to create Units of Development and have done so by creating Units of Development Number 9, 9A, 9B and 28, the lands of which are fully contained within the boundaries of the District and include the real property described in Exhibit "A" attached hereto, which has been purchased by the undersigned; and

          WHEREAS, the District, in accordance with the aforementioned Act and Chapter 298 of Florida Statutes, also has the authority to adopt and subsequently amend, if necessary, Water Management Plans for Units of Development and does intend to adopt a Water Management Plan for Units of Development Number 9, 9A, 9B and 28; and

          WHEREAS, the District, prior to implementing a Water Management Plan or any amendment thereto, is required to file with the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, a Petition for Approval of the Water Management Plan or any amendments thereto; and

          WHEREAS, subsequent to the filing of the aforementioned Petition for Approval, three (3) Commissioners are appointed by the Court to prepare a Commissioner's Report setting forth their assessment of the benefits or damages, if any, that will accrue to the real property located within said Unit due to the implementation of the Water Management Plan or any amendments thereto; and

          WHEREAS, the District is required, following preparation of the aforementioned Report of Commissioners to send to each owner of real property located within the Unit of Development for which said Water Management Plan or amendment thereto is being proposed, copies of the following:

          (a)  Report of Commissioners; and

          (b) A conformed copy of the published Notice of Filing of the Report of Commissioners; and

          WHEREAS, the undersigned, together with all other real property owners within Units of Development Nos. 9, 9A, 9B and 28, have the statutory right to file exceptions with the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida, to all or any part of any Commissioners' Report filed for the Water Management Plan or amendments thereto for Units of Development Nos. 9, 9A, 9B and 28.

          WHEREAS, the District in order to implement a Water Management Plan for Units of Development Nos. 9, 9A, 9B and 28, will be required to issue bonds in accordance with Chapter 75 of Florida Statutes and, in order to issue said bonds, the District will be required to publish an Order to Show Cause setting forth the filing of the Complaint for Validation of said Bonds and the Hearing date for same; and

          WHEREAS, the undersigned as a real property owner within Units of Development Nos. 9, 9A, 9B and 28 has the statutory authority to be present at the Hearing held on the aforementioned Order to Show Cause and at said Hearing is entitled to set forth the undersigned's position as to whether or not the District should be authorized by the Court to issue the proposed bonds.

          NOW, THEREFORE, the Undersigned does hereby acknowledge, consent and agree as follows:

          1. The undersigned hereby waives its right to receive and the requirement of the District to serve upon it a copy of the Report of Commissioners assessing benefits or damages, if any, for the Water Management Plan or Amendments thereto filed for Northern Palm Beach County Water Control District, Units of Development Nos. 9, 9A, 9B and 28.

          2. The undersigned hereby waives any and all rights and/or requirements of the District to serve a copy of the Notice of Filing in the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, of any Commissioners Report on a Water Management Plan or amendments thereto for Northern Palm Beach County Water Control District, Units of Development Nos. 9. 9A, 9B and 28.

          3. The undersigned hereby waives any and all rights to file exceptions as to all or any part thereof of any Commissioners' Report that is filed for a Water Management Plan or Amendments thereto for Northern Palm Beach County Water Control District, Units of Development Nos. 9, 9A, 9B and 28.

          4. The undersigned hereby consents to the entry of an Order and all subsequent Orders that are entered by the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, approving any Report of Commissioner's filed for the Water Management Plan or amendments thereto for Northern Palm Beach County Water Control District, Units of Development Nos. 9, 9A, 9B and 28.

          5. The undersigned hereby consents and agrees to the entry of an Order by the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, for validation of any and all bonds that the District may submit to said Court, the proceeds of which will be used to implement and/or construct the Water Management Plan or amendments thereto for Northern Palm Beach County Water Control District, Units of Development Nos. 9, 9A, 9B and 28.

          6. The undersigned does hereby acknowledge, consent and agree that this Consent and Waiver shall be binding on the undersigned, and all of said undersigned's successors and/or assigns.

          7. The undersigned does hereby acknowledge, consent and agree, that the undersigned had the opportunity, if the undersigned so desired, to have this document reviewed by the undersigned's own legal counsel prior to the signing of same.

          8. The undersigned does hereby consent to the recording of this instrument in the Public Records in and for Palm Beach County, Florida.

               Executed this ______ day of ___________, 19__.


Signed, sealed and delivered
in the presence of:                            _______________________


Witness

_________________________                  By:________________________
Printed Witness Name:
                                           Name: _____________________
_________________________
Witness                                    Title:_____________________

_________________________
Printed Witness Name:


STATE OF FLORIDA

COUNTY OF __________________


          The foregoing instrument was acknowledged before me this _____ day of ______, 1999, by ___________________________, as __________________ of
______________, who is personally known to me or who has produced
___________________________ as identification.


                                    __________________________
                                    Printed Name:
                                    Notary Public, State of Florida
                                    Serial Number:
                                    My Commission Expires:


(NOTARY SEAL)